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                                    EXHIBIT L

                 [SUTHERLAND, ASBILL & BRENNAN LLP LETTERHEAD]

                                  May 5, 1998

Allied Capital Corporation
1666 K Street, N.W.
9th Floor
Washington, D.C.  20006

Ladies and Gentlemen:

           We have acted as counsel to Allied Capital Corporation, a Maryland corporation (the "Company"), in connection with the preparation of a registration statement on Form N-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission on May 5, 1998, covering 5,750,000 shares of the Company's common stock, par value $0.0001 per share (the "Shares"), to be sold by the Company and 862,500 Shares to be sold to cover the over-allotment option granted to the underwriters represented by Morgan Stanley & Co., Incorporated, NationsBanc Montgomery Securities LLC, The Robinson-Humphrey Company, LLC and Scott & Stringfellow, Inc., (the "Underwriters") for the public distribution pursuant to the Underwriting Agreement between the Company and the Underwriters filed as an exhibit to the Registration Statement.

           We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company's charter and its bylaws, (ii) resolutions of the board of directors of the Company approving the offer and the issuance of the Shares, and (iii) such other documents as in our judgment were necessary to enable us to render the opinions expressed below. In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters.

           This opinion is limited to the laws of the State of Maryland, and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed in this letter are based on our review of the General Corporate Law of Maryland.


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Allied Capital Corporation
May 5, 1998
Page 2

           Based upon and subject to the foregoing and our investigation of such matters of law as we have considered advisable, we are of the opinion that:

           1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland.

           2. Upon the consummation of sale of Shares and the payment of the consideration therefor in the manner described above and in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the "Legal Matters" section of the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                              Very truly yours,

                                              SUTHERLAND, ASBILL & BRENNAN LLP

                                              By:       /s/ Steven B. Boehm
                                                 -------------------------------
                                                        Steven B. Boehm